Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Assured Guaranty Ltd. of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2018, and our report dated March 27, 2019 relating to the financial statements of Assured Guaranty Corp., which appears in Assured Guaranty Ltd.’s Current Report on Form 8-K dated March 28, 2019. /s/ PricewaterhouseCoopers LLP New York, New York June 20, 2019 PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us